Exhibit 99.1

FOR IMMEDIATE RELEASE:

BLUERIVER ACQUISITION CORP. SECURITIES TO COMMENCE SEPARATE TRADING

SAN ANTONIO, TX (March 22, 2021) – BlueRiver Acquisition Corp. (BLUA.U) (the “Company”) announced today that separate trading of its common stock and warrants underlying the Company’s units would commence on or about March 24, 2021. The common stock and warrants will trade under the symbols “BLUA” and “BLUA WS,” respectively. Units not separated will continue to be listed on the New York Stock Exchange under the symbol “BLUA.U.”

BlueRiver Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company intends to focus its search on target businesses in the technology, media, telecom and entertainment industries.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements inherently involve risks and uncertainties that are detailed in the companies’ registration statements and other filings with the Securities and Exchange Commission and, therefore, actual results could differ materially from those projected in the forward-looking statements. The companies assume no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.